EXHIBIT 3(I) -    ARTICLES OF INCORPORATION AND AMENDMENTS


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                                State of Delaware                         Page 1

                        Office of the Secretary of State

                       -----------------------------------


         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "NEWMARKET STRATEGIC DEVELOPMENT CORP." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE NINETEENTH DAY OF SEPTEMBER, A.D. 1995.

         AND I DO HEREBY FURTHER CERTIFY THAT THE SAID "NEWMARKET
STRATEGIC DEVELOPMENT CORP." WAS INCORPORATED ON THE TWENTY-FIRST
DAY OF JUNE, A.D. 1995.
         AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE NOT BEEN ASSESSED TO DATE.







                                            /S/ EDWARD J. FREEL
                                            -------------------
                                            Edward J. Freel, Secretary of State

2517749 8300                                AUTHENTICATION:   7644608

950212719                                                     DATE:   09-19-95


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                                                        State of Delaware
                                                        Secretary of State
                                                        Division of Corporations
                                                        Filed 09:00 AM 6/21/1995
                                                        950138457 - 2517749

                          CERTIFICATE OF INCORPORATION
                                       OF
                      NEWMARKET STRATEGIC DEVELOPMENT CORP.


FIRST: The name of this corporation is NEWMARKET STRATEGIC DEVELOPMENT CORP.

SECOND: Its registered office in the State of Delaware is to be located at Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD: The nature of the business and, the objects and purposes proposed to be transacted, promoted and carried on, are to do any or all of the things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this corporation is divided into 20,000,000 shares of stock at .0010 par value.

FIFTH: The name and mailing address of the incorporator is as follows:

Regina Cephas, Three Christina Centre, 201 N. Walnut Street, Wilmington DE 19801

SIXTH: The Directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholder; and no stockholder shall have any right of inspecting any account, or book or document of the Corporation, except as conferred by the law of the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such place as may


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be  from  time  to  time  designated  by the  By-Laws  or by  resolution  of the stockholders or directors, except as otherwise required by the laws of Delaware.

SEVENTH: Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

DATED: June 21, 1995                                          /s/ Regina Cephas


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                                State of Delaware                        Page 1

                        Office of the Secretary of State

                       -----------------------------------


     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER, WHICH MERGES:\
         "REINK CORP.", A FLORIDA CORPORATION,
     WITH AND INTO "NEWMARKET STRATEGIC DEVELOPMENT CORP." UNDEER THE NAME OF "REINK CORP.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF JUNE, A.D. 1999, AT 4:30 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

                                            /S/ EDWARD J. FREEL
                                            -------------------
                                            Edward J. Freel, Secretary of State

2517749 8100M                               AUTHENTICATION:   9842239

991264482                                             DATE:   07-01-99


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                                State of Delaware                         Page 1

                        Office of the Secretary of State

                       -----------------------------------


     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDED OF "REINK CORP.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF SEPTEMBER, A.D. 2000, AT 2:15 O'CLOCK P.M.


     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                            /S/ EDWARD J. FREEL
                                            -------------------
                                            Edward J. Freel, Secretary of State

2517749 8100                                AUTHENTICATION:   0673142

001462604                                             DATE:   09-13-00

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                            CERTIFICATE OF AMENDMENT
                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   REINK CORP.

     Reink Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     FIRST, that the Board of Directors of Reink Corp. adopted a Resolution proposed and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Board of Directors authorize and do hereby propose and declare advisable, amendment of the Company's Certificate of Incorporation to the Fourth Article to increase the Company's authorized capital stock from 20,000,000 shares of Common Stock, $0.001 par value, to 100,000,000 shares of Common Stock, $0.001 par value, as follows:

               FOURTH: The amount of total authorized capital stock of this corporation shall be 100,000,000 shares of common stock, $.001 par value.

     SECOND, that in lieu of a Meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228. of the General Corporation Law of the State of Delaware.

     THIRD, that the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242. and 228. of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Reink Corp. has caused this Certificate of Amendment to be signed by Robert Sinatra, its


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Secretary, this 7th day of April, 2000.

                                                    REINK CORP.

                                                    BY:
                                                       -------------------------
                                                       Robert Sinatra, Secretary